                                                                   EXHIBIT 10.7


                               BASIC LEASE INFORMATION
                               (Office Lease Agreement)


LANDLORD: Brookdale Investors, L.P.

          A.   BUILDING:                The Belvedere

          B.   ADDRESS (for notices):   14881 Quorum Drive       A COPY TO:     3343 Peachtree Road, Suite 510
                                        Dallas, Texas 75240                     Atlanta, Georgia 30326
                                        Attn: Property Manager                  Attention: Fred H. Henritze

          C.   TELEPHONE:               214-866-8808

TENANT:   ObjectSpace, Inc., a Texas Corporation


A. PREMISES: The spaces known as Suite 600 as identified on EXHIBIT "B" hereto located on floor 6 of the Building as described in the Lease.

B.   ADDRESS (for notices):

     Prior to occupancy:                After occupancy:

     14881 Quorum Drive                 14881 Quorum Drive
     Suite 400                          Suite 600
     Dallas, Texas 75240                Dallas, Texas 75240
     Attn: __________________           Attn: __________________
     Telephone: _____________           Telephone: _____________

BASE RENTAL:    February 13, 1998 - February 28, 1999     $21,755.00 per month
                March 1, 1999 - February 29, 2000         $22,298.88 per month
                March 1, 2000 - February 28, 2001         $23,842.75 per month
                March 1, 2001 - February 28, 2002         $23,386.63 per month
                March 1, 2002 - March 31, 2003            $23,930.50 per month

SECURITY DEPOSIT:

A. Within ten (10) days of execution of the Lease by Landlord and Tenant, $12,939.00, to be added to the $8,816.00 Tenant currently has deposited with Landlord, for a total of $21,755.00.

B. On January 30, 1998, the Letter of Credit in the amount of $156,545.00, to be held by Landlord until March 1, 1999, at which time the Letter of Credit shall be reduced by one-third (1/3) annually.

PREPAID RENTAL:     $21,755.00 due and payable upon execution of the Lease.

EXPENSE BASE:  1998 actuals.

TENANT'S PRO RATA SHARE: 9.26%

COMMENCEMENT DATE: The day after the end of the Lease Term (as therein defined) of the Previous Lease, subject to modification pursuant to Paragraph 3(a) of the Lease which is hereby stipulated to be February 13, 1998 at 12:01 a.m.

                                                                   EXHIBIT 10.7


LEASE TERM:    A period of sixty-one (61) months from the Commencement Date;
provided that if the Commencement Date is a date other than the first day of a calendar month the Lease Term shall consist of sixty-one (61) calendar months in addition to the remainder of the calendar month in which the Commencement Date occurs.

RENTABLE AREA IN THE PREMISES:     13,053 square feet of Rentable Area.

RENTABLE AREA IN THE BUILDING:     140,981 square feet of Rentable Area.

LANDLORD'S AGENT(S):     Transwestern Property Company/Tommy Van Zandt

SPACE PLAN APPROVAL DATE:     Not Applicable

PERMITTED USE: General office.

     The foregoing Basic Lease Information shall be construed in conjunction with the references thereto contained in other provisions of the Lease and shall be limited by such other provisions. Each reference in the Lease to any of the foregoing Basic Lease Information shall be construed to incorporate each term set forth hereinabove as so limited. In the event of any conflict between any Basic Lease Information and the Lease, the terms of the Lease shall control.

                                                                   EXHIBIT 10.7



                                  TABLE OF CONTENTS

                                                                                 PAGE
1.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
2.   Lease Grant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
3.   Lease Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
4.   Use . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
5.   Base Rental . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
6.   Security Deposit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
7.   Services to be Furnished by Landlord. . . . . . . . . . . . . . . . . . . . . .7
8.   Improvements to be Made by Landlord . . . . . . . . . . . . . . . . . . . . . .9
9.   Graphics. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
10.  Repairs and Alterations by Tenant . . . . . . . . . . . . . . . . . . . . . . .9
11.  Use of Electrical Services by Tenant. . . . . . . . . . . . . . . . . . . . . .9
12.  Entry by Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
13.  Assignment and Subletting . . . . . . . . . . . . . . . . . . . . . . . . . . 10
14.  Mechanic's Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
15.  Property Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
16.  Liability and Worker's Compensation Insurance . . . . . . . . . . . . . . . . 12
17.  Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
18.  Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
19.  Evidence of Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
20.  Casualty Damage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
21.  Damages from Certain Causes . . . . . . . . . . . . . . . . . . . . . . . . . 15
22.  Condemnation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
23.  Events of Default/Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . 15
     (a)   Default by Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     (b)   Landlord's Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . 16
24.  Tenant Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
25.  No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
26.  Event of Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
27.  Peaceful Enjoyment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
28.  Substitution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
29.  Holding Over. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
30.  Subordination to Mortgage . . . . . . . . . . . . . . . . . . . . . . . . . . 21
31.  Attorney's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
32.  Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
33.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
35.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
36.  Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
37.  Time of Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
38.  Transfers by Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
39.  Commission. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
40.  Joint and Several Liability . . . . . . . . . . . . . . . . . . . . . . . . . 22
41.  Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
42.  Financial Condition of Tenant . . . . . . . . . . . . . . . . . . . . . . . . 23
43.  Effect of Delivery of This Lease. . . . . . . . . . . . . . . . . . . . . . . 23
44.  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
45.  Roof Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

                                       3

                                                                   EXHIBIT 10.7


                                OFFICE LEASE AGREEMENT

       This Office Lease Agreement (the "LEASE"), made and entered into on this the 5TH day of SEPTEMBER, 1997, between BROOKDALE INVESTORS, L.P. ("LANDLORD") and OBJECTSPACE, INC., a Texas Corporation ("TENANT").

       Previously, Landlord and Tenant have entered into that certain Lease Agreement dated August 18, 1993 as amended by Amendment I dated November 30, 1994; amended by Amendment 11 dated May 9, 1995; amended by Amendment III dated July 24, 1995; and amended by Amendment IV dated September 6, 1995; and supplemented by Supplement I dated effective February 9, 1996, and Supplement 11 dated effective December 5, 1996, all regarding the Premises (hereinafter defined). All of those documents together shall be referred to herein as the "Previous Lease". The Previous Lease is replaced in its entirety by this Lease as of the Commencement Date (hereinafter defined) of this Lease.

                                W I T N E S S E T H

       1. DEFINITIONS. The following are definitions of some of the defined terms used in this Lease. The definition of other defined terms are found throughout this Lease.

              (a) "BUILDING" shall mean the office building located upon the real property (the "PROPERTY") together with all appurtenances thereto, with a street address of 14881 Quorum Drive, Dallas, Texas.

              (b) "BASE RENTAL" shall mean the following sums per month for each of the stated years of the Lease Term for a total of $1,406,927.05 during the Lease Term, as adjusted pursuant to EXHIBIT "C" hereto:

              February 13, 1998 - February 28, 1999     $21,755.00 per month
              March 1, 1999 - February 29, 2000         $22,298.88 per month
              March 1, 2000 - February 28, 2001         $23,842.75 per month
              March 1, 2001 - February 28, 2002         $23,386.63 per month
              March 1, 2002 - March 31, 2003            $23,930.50 per month

       The Base Rental due for the first month during file "Lease Term" (hereinafter defined) has been deposited with Landlord by Tenant contemporaneously with the execution hereof.

              (c) "BASIC COSTS" shall mean all direct and indirect costs and expenses incurred in connection with the Building as more fully defined in EXHIBIT "C" attached hereto.

              (d)    "SECURITY DEPOSIT" shall mean:

                     (1) The slim of $12,939.00 to be paid by Tenant to Landlord within ten (10) days after the execution of this Lease by Landlord and Tenant which shall be added to the $8,816.00 Tenant currently has deposited with Landlord, for a total of $21,755.000; and

                     (2) An irrevocable, automatically renewable letter of credit (the "LETTER OF CREDIT") to Landlord's benefit, on terms acceptable to Landlord, in the amount of $156,545.00, shall be delivered by Tenant to Landlord on January 30, 1998. The Letter of Credit shall be held by Landlord as additional security for Tenant's obligations under this Lease until March 1, 1999, at which time the amount of the Letter of Credit shall be reduced by onethird (1/3), with additional annual reductions in the same amount each March 1 thereafter.

              (e) "COMMENCEMENT DATE" shall mean the day after the date which is the end of the Lease Term (as therein defined) of the Previous Lease which is hereby stipulated to be February 13, 1998 at 12:01 a.m. (except as the same may be delayed pursuant to the provisions of Paragraph 3(a) hereof).

                                                                   EXHIBIT 10.7


              (f) "LEASE TERM" shall mean a term commencing on the Commencement Date and continuing until March 31, 2003.

              (g) "PREMISES" shall mean Suite 600 located within the Building and outlined on EXHIBIT "B" to this Lease. The Premises are stipulated for all purposes to contain approximately 13,053 square feet of "Rentable Area" (as defined below).

              (h) "RENTABLE AREA" shall mean the area contained within the demising walls of the Premises and any other area designated for the exclusive use of Tenant plus an allocation of the (as defined below). The Rentable Area in the Building is deemed to be 140,981 square feet.

              (i) "COMMON AREAS" shall mean those areas devoted to corridors, elevator foyers, mail rooms, restrooms, mechanical rooms, elevator mechanical rooms, janitorial closets, electrical and telephone closets, vending areas, and lobby areas (whether at ground level or otherwise), and other similar facilities provided for the common use or benefit of tenants generally and/or the public.

              (j) "SERVICE AREAS" shall mean those areas within the outside walls of the Building used for stairs, elevator shafts, flues, vents, stacks, pipe shafts and other vertical penetrations (but shall not include any such areas for the exclusive use of a particular tenant).

              (k) "BUILDING STANDARD" when used herein, shall mean the type, brand, quality and/or quantity of materials Landlord designates from time to time to be the minimum quality and/or quantity to be used in the Building or the exclusive type, grade, quality and/or quantity of material to be used in the Building and shall include, but not be limited to, the Building Standard Materials defined in the Work Letter Agreement attached hereto as EXHIBIT "D".

              (l) "MAXIMUM RATE", when used herein, shall mean the greatest of the rates of interest from time to time permitted under applicable federal and state law. To the extent of the applicability of Article 5069-1.04, as amended, Texas Revised Civil Statutes, the Maximum Rate shall be the highest permitted rate based upon the "indicated rate ceiling", but to the extent now or hereafter permitted by Texas law, Landlord may from time to time implement, withdraw and reinstate any ceiling as an alternative to the indicated rate ceiling, including the right to reinstate the indicated rate ceiling.

              (m) "PRIME RATE" shall mean the per annum interest rate announced by Texas Commerce Bank from time to time (whether or not charged in each instance) as its prime or base rate.

              (n) "NORMAL BUSINESS HOURS" for the Building shall mean 8:00 a.m. to 6:00 p.m. Mondays through Fridays, and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of the normal business holidays of New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

              (o) "BUSINESS DAY(s)" shall mean Mondays through Fridays exclusive of the normal business holidays of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

       2. LEASE GRANT. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises.

       3.     LEASE TERM.

              (a) Subject to and upon the terms and conditions set forth in this Lease, this Lease shall continue in force for the Lease Term.

                                                                   EXHIBIT 10.7



              (b) The taking of possession of the Premises by Tenant shall be conclusive evidence against Tenant that (i) Tenant warrants and represents to Landlord that it has conducted its own independent investigation of the Premises and that the Premises are suitable for the purpose for which the same are leased, (ii) the Property and the Building and each and every part and appurtenance thereof are in good and satisfactory condition, except for any defect which is not discoverable upon a reasonable inspection, and (iii) Tenant waives any defects in the Premises and its appurtenances and in all other parts of the Building and the appurtenances thereto, except for any defect which is not discoverable upon a reasonable inspection, but such acceptance shall not limit Landlord's obligations set forth elsewhere in this Lease.

       4. USE. The Premises shall be used for office purposes, which includes, but is not limited to, conference and computer facilities, a non-commercial employee kitchen and related facilities, and other legally permitted business office uses consistent with the characteristics of a first-class office building in Dallas, Texas, (the "PERMITTED USE") and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, dangerous to life, limb or property or which, in Landlord's opinion, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. In the event there shall be any increase in the cost of insurance coverage with respect to the Building which results from Tenant's acts or conduct of business, then Tenant hereby agrees to pay the amount of such increase on demand. Tenant will conduct its business and control its agents, servants, employees, customers, licensees, and invitees in such a manner as not to interfere with, annoy or disturb other tenants or Landlord in the management of the Building. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the use, condition or occupancy of the Premises. Tenant will comply with the rules and regulations of the Building adopted and altered by Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so. All changes to such rules and regulations will be sent by Landlord to Tenant in writing. A copy of the existing rules and regulations is attached hereto as Exhibit "H" and made a part hereof. Tenant agrees not to commit or allow any waste to be committed on any portion of the Premises, and at the termination of this Lease to deliver up the Premises to Landlord in as good condition as at the Commencement Date, ordinary wear and tear excepted. The terms of this Lease shall control over any conflict with rules and regulations. Rules and regulations cannot impose additional economic obligations on Tenant and shall be fairly applied and enforced by Landlord.

       5.     BASE RENTAL.

              (a) Tenant covenants and agrees to pay during the Lease Term, to Landlord, without any setoff or deduction whatsoever, the Base Rental, and all such other sums of money as shall become due hereunder as additional rent, all of which are sometimes herein collectively called "rent." In the event of nonpayment of any such rent, Landlord shall be entitled to exercise all such rights and remedies as are herein provided in the case of the nonpayment of Base Rental. Except as otherwise provided herein, the annual Base Rental for each calendar year or portion thereof during the Lease Term, together with any estimated adjustment thereto pursuant to Exhibit "C" hereof then in effect, shall be due and payable in advance in twelve (12) equal installments on the first day of each calendar month during the initial term of this Lease and any extensions or renewals hereof, and Tenant hereby agrees to pay such Base Rental and any adjustments thereto to Landlord at address provided herein (or such other address as may be designated by Landlord in writing from time to time) monthly, in advance, and without demand. If the term of this Lease commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rental and any adjustment thereto for such month or months shall be prorated, based on the number of days in such month. The Base Rental for the first partial month, if any, shall be payable at the beginning of said period. All such payments shall be by a good and sufficient check (subject to collection) drawn on a bank acceptable to Landlord. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct installment of rent due under this Lease shall be deemed to be other than a payment on account of the earliest rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and

                                                                   EXHIBIT 10.7



              satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy provided by this Lease or applicable law. The acceptance by Landlord of an installment of rent on a date after the due date of such payment shall not be construed to be a waiver of Landlord's right to declare a default for any other late payment. If Tenant fails to timely pay any two (2) installments of rent in any consecutive twelve month period, Landlord may require Tenant to pay rent (as estimated by Landlord, if necessary) quarterly in advance, and, in such event, all future payments shall be made on or before the due date in cash or by cashier's check or money order, and the delivery of Tenant's collectible personal or corporate check shall no longer constitute payment thereof. Any acceptance of Tenant's collectible personal or corporate check thereafter by Landlord shall not be construed as a waiver of the requirement that such payments be made in cash or by cashier's check or money order. All amounts received by Landlord from Tenant hereunder shall be applied first to the earliest accrued and unpaid rent then outstanding.

              (b) All installments of rent not paid when due and payable shall bear interest until paid at a per annum rate equal to the lesser of (i) the Prime Rate plus five percent (5%) or (ii) the Maximum Rate.

              (c) The Base Rental payable hereunder shall be adjusted upward from time to time in accordance with the provisions of EXHIBIT "C" attached hereto and incorporated herein for all purposes.

       6. SECURITY DEPOSIT. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease including but not limited to those set forth in Paragraph 10 hereof, it being expressly understood that the Security Deposit shall not be considered an advance payment of rent or a measure of Tenant's liability for damages in case of default by Tenant. Landlord may commingle the Security Deposit with Landlord's other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord shall assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit. Tenant agrees to look solely to such transferee or assignee or successor thereof for the return of the Security Deposit. Landlord and its successors and assigns shall not be bound by any actual or attempted assignment or encumbrance of the Security Deposit by Tenant.

       7. SERVICES TO BE FURNISHED BY LANDLORD. Landlord shall provide to Tenant, at no additional or separate charge to Tenant, for the services listed in this Paragraph 7, the level and quality of services typically provided by landlords of buildings of the same quality as the Building within a radius of two miles of the Building and Tenant shall be entitled to install and operate photocopiers, telephone and telecopy equipment, word processing equipment, computers and other equipment customarily used in first class office space in such area without additional charge. Charges for additional services shall not exceed Landlord's reasonable charges. The services Landlord is obligated to provide shall include:

              (a) Hot and cold water at those points of supply provided for general use of tenants in the Building, central heat and air conditioning in season, at such temperatures and in such amounts as are considered by Landlord to be standard for comparable buildings or as required by governmental authority; provided, however, heating and air conditioning service at times other than for Normal Business Hours for the Building shall be furnished only upon the written request of Tenant delivered to Landlord prior to 3:00 p.m. at least one Business Day in advance of the date for which such usage is requested. Tenant shall bear the entire cost of additional service as such costs are determined by Landlord from time to time. Tenant shall have the right to install separate HVAC equipment, which will be separately metered and paid by Tenant. The current after hours rate for HVAC is $49.00 per

                                                                   EXHIBIT 10.7



              hour, with a two hour minimum, during the Lease Term. This rate is subject to change due to changes in electricity rates charged to Landlord.

              (b) Routine maintenance and electric lighting service for all Common Areas and Service Areas of the Building in the manner and to the extent deemed by Landlord to be standard.

              (c) Janitor service on Business Days; provided, however, if Tenant's floor covering or other improvements require special treatment, Tenant shall pay the additional cleaning cost attributable thereto as additional rent upon presentation of a statement therefor by Landlord.

              (d) Subject to the provisions of Paragraph 11 hereof, facilities to provide all electrical current required by Tenant in its use and occupancy of the Premises.

              (e) All fluorescent bulb replacement in the Premises necessary to maintain the lighting provided by Landlord as set forth in the Work Letter Agreement attached hereto as Exhibit "D" as a part of the Building Standard Materials and fluorescent and incandescent bulb replacement in the Common Areas and Service Areas.

              (f) Passenger elevators for ingress and egress to and from the floor of the Premises during Normal Business Hours and with at least one passenger elevator available at all other times.

              (g) Access control to the Building during other than Normal Business Hours shall be provided in such form as Landlord deems appropriate consistent with buildings of the same quality as the Building within a radius of two miles of the Building. Coded access cards will be provided to Tenant's authorized employees for after hours access to the Building, and a fee will be charged by Landlord based on its costs for such cards. Tenant also shall have the right, at its sole cost and expense, to install and operate such additional access control systems as it shall determine for the purpose of limiting access to or within the Premises, provided that Tenant gets Landlord's written approval of such systems before installation and provided that Landlord shall be provided access to such systems to enter Tenant's space at any time. Tenant shall cooperate fully in Landlord's efforts to maintain access control to the Building and shall follow all regulations promulgated by Landlord with respect thereto.

              (h) Access to Landlord's delivery docks, if any, for use only during the construction of the Tenant Improvements (as hereinafter defined), subject to Landlord's rules and regulations regarding use of the delivery docks and subject to Landlord's prior written approval of Tenant's proposed use of the delivery docks.

       Except as otherwise expressly provided herein, the failure by Landlord to any extent to furnish, or the interruption or termination of these defined services in whole or in part, resulting from adherence to laws, regulations and administrative orders, FORCE MAJEURE or any other causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Landlord shall use reasonable diligence to repair such equipment or machinery but, except as otherwise expressly provided herein, Tenant shall have no claim for offset or abatement of rent or damages on account of an interruption in service thereby or resulting therefrom. Except as expressly provided herein, Landlord shall not be required to make any repairs to or maintain the Premises. However, if services are interrupted or abated for any reason, or if Landlord interferes with Tenant's operations as a result of the exercise by Landlord of its right to enter into the Premises, or perform services or work with respect to any other portion of the Building, and as a result of such interruption, Tenant cannot use the Premises in substantially the same manner as prior to such interruption for five (5) consecutive business days, Tenant shall have the right to abate rent on a pro rata basis based on the amount of the Premises which are substantially unusable until such interference is remedied. Landlord shall maintain the Building, all structural components thereof, all base building improvements, all mechanical, electrical, and plumbing facilities, outside of the Premises, not including any HVAC equipment installed by Tenant, the roof and roof membrane, all utilities, all parking areas, and all common areas in a condition comparable to that of other buildings comparable to the Building within a two mile radius of the Building.

                                                                   EXHIBIT 10.7


       8. IMPROVEMENTS TO BE MADE BY LANDLORD. Except as otherwise provided in the Work Letter Agreement attached hereto as EXHIBIT "D", all installations and improvements now or hereafter placed on or in the Premises shall be subject to the provisions of Paragraph 10 hereof and shall be for Tenant's account and at Tenant's cost (and Tenant shall pay ad valorem taxes and increased insurance thereon or attributable thereto), which cost shall be payable by Tenant to Landlord upon demand as additional rent.

       9. GRAPHICS. Landlord shall provide and install, at Tenant's cost, all letters or numerals on the exterior of the Premises; all such letters and numerals shall be in the standard graphics for the Building and no others shall be used or permitted on the Premises without Landlord's prior written consent. Tenant acknowledges that the standard Building graphics are acceptable to Tenant. Additionally Landlord, at Tenant's sole cost, may install a monument sign bearing only Tenant's name. Before any such installation, Landlord shall have the right to approve the location, size, design and materials used in the sign. The sign shall be subject to approval by all city officials and agencies governing the sign and shall comply with all applicable laws and ordinances. At the end of the Lease Term (and the Renewal Term, if applicable), at Landlord's option, Tenant at Tenant's sole cost, shall remove the sign and shall restore the Building and the Property to a condition at least as good as that condition which existed immediately prior to the installation of the sign.

       10. REPAIRS AND ALTERATIONS BY TENANT. Tenant covenants and agrees with Landlord, at Tenant's own cost and expense, to keep the Premises in good condition and repair and to repair or replace any damage done to the Building, or any part thereof, caused by Tenant or Tenant's agents, servants, employees, customers, licensees, or invitees. Tenant further covenants and agrees that such repairs shall restore the Building to as good a condition as it was in prior to such damage and that such repairs shall be effected in compliance with all applicable laws. If Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make such repairs or replacements, and Tenant shall pay the cost thereof to the Landlord on demand as additional rent. Tenant agrees with Landlord not to make or allow to be made any alterations to the Premises, install any vending machines on the Premises, or place signs on the Premises which are visible from outside the Premises, without first obtaining the written consent of Landlord in each such instance, which consent may be refused or given on such conditions as Landlord may elect. Any and all alterations, additions and improvements to the Premises, all attached furniture, equipment and fixtures, and any unattached and movable equipment, furniture, trade fixtures or other personality which was acquired with funds provided by or on behalf of Landlord shall become the property of Landlord upon termination of this Lease. In addition, all other personal property which shall remain in the Premises for more than five (5) days following either the termination of this Lease or the entry of the Premises by Landlord following Tenant's default hereunder shall, at Landlord's option, become the property of Landlord. Landlord shall, nonetheless, require Tenant to remove such fixtures, furniture, trade fixtures, equipment, improvements, alterations, additions and personal property installed on or located in the Premises as are designated by Landlord at the time plans are approved by Landlord (the "REQUIRED REMOVABLES") at Tenant's sole cost including without limitation, any cabling or other computer, satellite or telecommunications equipment or hardware, whether or not such equipment cabling or hardware is located in the Premises and repair any damage to the Premises or the Building caused by such removal. In the event that Landlord so elects, and Tenant fails to remove the Required Removables, Landlord may remove the Required Removables at Tenant's cost, and Tenant shall pay Landlord on demand all costs incurred in removing, storing and/or disposing of the Required Removables.

       11. USE OF ELECTRICAL SERVICES BY TENANT. Tenant's use of electrical services furnished by Landlord shall not exceed, either in voltage, rated capacity, or overall load that which Landlord deems to be standard for the Building. In the event Tenant shall request that it be allowed to consume electrical services in excess of that deemed by Landlord to be standard for the Building, Landlord may refuse to consent to such usage or

                                                                   EXHIBIT 10.7


       may consent upon such conditions as Landlord elects (including the requirement that submeters be installed at Tenant's expense).


       12. ENTRY BY LANDLORD. Tenant agrees to permit Landlord or its agents or representatives to enter into and upon any part of the Premises at all reasonable hours (and in emergencies at all times, by any means Landlord may deem proper, and without liability therefor) to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants (only during the last nine months of the Lease Term) or insurers, or to clean or make repairs, alterations or additions thereto, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof.

       13.    ASSIGNMENT AND SUBLETTING.

              (a) Tenant shall not assign, sublease, transfer or encumber this Lease or any interest therein or grant any license, concession or other right of occupancy of the Premises or any portion thereof or otherwise permit the use of the Premises or any portion thereof by any party other than Tenant (any of which events is hereinafter called an "ASSIGNMENT") without the prior written consent of Landlord. Any such attempted assignment in violation of the terms and covenants of this Paragraph shall, at Landlord's option, exercisable in Landlord's sole and absolute discretion, be void. Consent by Landlord to one or more assignments shall not operate as a waiver of Landlord's rights as to any subsequent assignments. In addition, Tenant shall not, without Landlord's consent, publicly offer to assign the Lease nor advertise the Lease for assignment in any media, including but not limited to newspapers, periodicals, radio, television, circulars or brochures. In the event Tenant or any agent, representative or broker acting on behalf of Tenant or with Tenant's knowledge violates the provisions of the foregoing sentence, in addition to all of the remedies which Landlord may have at law, in equity, or pursuant to the terms of this Lease, Landlord shall be entitled to seek injunctive relief preventing such action and Tenant shall be responsible for all costs incurred by Landlord in connection with seeking such injunctive relief.

              (b) If Tenant requests Landlord's consent to an assignment, Tenant shall submit to Landlord, in writing, the name of the proposed assignee and the nature and character of the business of the proposed assignee, the term, use, rental rate and all other material terms and conditions of the proposed assignment, including, without limitation, evidence satisfactory to Landlord that the proposed assignee is financially responsible. Landlord shall either (i) consent to or refuse to consent to such assignment in writing (but no such consent to an assignment shall relieve Tenant or any guarantor of Tenant's obligations under this Lease of any liability hereunder), or (ii) negotiate directly with the proposed assignee and (in the event Landlord is able to reach agreement with such proposed assignee) upon execution of a lease with such assignee, terminate this Lease (in part or in whole, as appropriate) upon ninety (90) days' notice. If Landlord should fail to notify Tenant in writing of its decision within a thirty
              (30) day period after the later of the date Landlord is notified in writing of the proposed assignment or the date Landlord has received all required information concerning the proposed assignee and the proposed assignment, Landlord shall be deemed to have refused to consent to such assignment, and to have elected to keep this Lease in full force and effect. In the event Landlord consents to any such assignment, the assignment shall be on a form approved by Landlord, and Tenant shall bear all costs and expenses incurred by Landlord in connection with the review and approval of such documentation. Landlord will have no right to consent or to terminate this Lease as a result of any assignment or sublease to any affiliate of Tenant or to any entity that acquires all or substantially all of the assets of Tenant provided that the financial condition of said affiliate is at least equal to that of Tenant prior to the transfer and provided Tenant gives Landlord written notice of such action at least thirty (30) days before the action is taken. Changes in ownership of Tenant shall not be an assignment and sales of stock in Tenant shall not be considered an assignment provided that the financial condition of the Tenant after such sales or changes of ownership is at least as good as its financial condition prior to such sales or change of ownership. An "AFFILIATE" shall be defined as an entity that owns at least fifty-one percent (51%) of the equity and

                                                                   EXHIBIT 10.7


              voting control of Tenant or an entity of which Tenant owns at least fifty-one percent (51%) of the equity and voting control.

              (c) All cash or other proceeds of any assignment of Tenant's interest in this Lease and/or the Premises, whether consented to by Landlord or not, shall be paid to Landlord notwithstanding the fact that such proceeds exceed the rentals called for hereunder, unless Landlord agrees to the contrary in writing, and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. In addition to the rent hereunder, Tenant hereby covenants and agrees to pay to Landlord all rent and other consideration which it receives which is in excess of the rent payable hereunder within ten (10) days following receipt thereof by Tenant. This covenant and assignment shall benefit Landlord and its successors in ownership of the Building and shall bind Tenant and Tenant's heirs, executors, administrators, personal representatives, successors and assigns. In addition to any other rights and remedies which Landlord may have hereunder, at law or in equity, in the event Tenant has failed to pay any rent due hereunder on or before five (5) days following the date on which it is due, Landlord shall have the right to contact any assignee and require that from that time forward all payments made pursuant to the assignment shall be made directly to the Landlord. Any assignee of Tenant's interest in this Lease (all such assignees being hereinafter referred to as "Successors"), by occupying the Premises and/or assuming Tenant's obligations hereunder, shall be deemed to have assumed liability to Landlord for all amounts paid to persons other than Landlord by such Successors in consideration of any such assignment in violation of the provisions hereof Tenant shall pay to Landlord the excess consideration received only from a non-affiliated sublease or assignment after Tenant has recouped brokerage commissions and the costs of Tenant Improvements incurred by Tenant in assigning or subleasing so that the excess consideration being paid is profit to Tenant net of the two listed costs. In the case of an affiliated assignment or sublease, no excess consideration will be paid to Landlord.

              (d) If Tenant is a corporation and if at any time during the Lease Term the person or persons who own the voting shares at the time of the execution of this Lease cease for any reason, including but not limited to merger, consolidation or other reorganization involving another corporation, to own a majority of such shares or if Tenant is a partnership and if at any time during the Lease Term the general partner or partners who own the general partnership interests in the partnership at the time of the execution of this Lease, cease for any reason to own a majority of such interests (except as the result of transfers by gift, bequest or inheritance to or for the benefit of members of the immediate family of such original shareholder(s) or partner(s)), such an event shall be deemed to be an assignment. The preceding sentence shall not apply whenever Tenant is a corporation the outstanding stock of which is listed on a recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another corporation, the voting stock of which is so listed , or as provided in Paragraph 13(b).

       14. MECHANIC'S LIENS. Tenant will not permit any mechanic's liens or other liens to be placed upon the Premises, the Building, or the Property and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, the Building, or the Property or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic's or other liens against the Premises, the Building, or the Property. In the event any such lien is attached to the Premises, the Building, or the Property, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes including, but not limited to, attorneys fees, shall be paid by Tenant to Landlord promptly on demand as additional rent. In the event Landlord does consent to the performance of any labor or the furnishing of any materials to the Premises, the Building, or the Property by any party, which consent must be in writing, Tenant shall be responsible for insuring that all such persons procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord may require, including, but not limited to, Builder's Risk and Worker's Compensation insurance.

                                                                   EXHIBIT 10.7


       15.    PROPERTY INSURANCE.

              (a) Landlord shall maintain fire and extended coverage insurance on the Building and the Premises in an amount not less than the full replacement cost of the Building, including parking areas with a reasonable deductible to be determined by Landlord. The cost of such insurance shall be included as a part of the Basic Costs, and payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interests shall appear.

              (b) Tenant shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance on all of its personal property, including removable trade fixtures and leasehold and tenant improvements, located in the Premises and in such additional amounts as are required to meet Tenant's obligations pursuant to Paragraph 19 hereof. Tenant shall furnish evidence satisfactory to Landlord of the maintenance and timely renewal of such insurance, and Tenant shall obtain and deliver to Landlord a written obligation on the part of each insurer to notify Landlord at least thirty (30) days prior to the modification, cancellation or expiration of such insurance policies. In the event Tenant shall not have delivered to Landlord a policy or certificate evidencing such insurance at least thirty
              (30) days prior to the expiration date of each expiring policy, Landlord may obtain such insurance as Landlord may reasonably require to protect Landlord's interest (which obtaining of insurance shall not be deemed to be a waiver of Tenant's default hereunder). The cost to Landlord of obtaining such policies, plus an administrative fee in the amount of fifteen percent (15%) of the cost of such policies shall be paid by Tenant to Landlord as additional rent upon demand.

              (c) Landlord and Tenant each hereby waives on behalf of itself and its insurers (none of which shall ever be assigned any such claim or be entitled thereto due to subrogation or otherwise) any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers or employees, for any loss or damage that may occur to the Premises, or any improvements thereto or the Building of which the Premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause(s) which are, or could be, insured against under the terms of the standard tire and extended coverage insurance policies referred to in this Paragraph 15, regardless of whether such insurance is actually maintained and regardless of the cause or origin of the damage involved, including sole, joint or concurrent, negligence of the other party hereto, its agents, officers, or employees.

       16.    LIABILITY AND WORKER'S COMPENSATION INSURANCE.

              (a) Tenant and Landlord shall, each at its own expense, maintain during the term of this Lease a policy or policies of comprehensive general liability insurance (including endorsement or separate policy for owned or non-owned automobile liability) with respect to the respective activities of each in the Building and on the Property, with the premiums thereon fully paid on or before the due date, issued by and binding upon an insurance company or companies reasonably approved by Landlord. Such insurance shall afford minimum protection of not less than $1,000,000.00 per occurrence per person coverage for bodily injury, property damage, personal injury, or combination thereof. The term "personal injury" herein used means false arrest, detention or imprisonment, malicious prosecution, wrongful entry, libel and slander. If only a combined single limit coverage is available, it shall be for at least $1,000,000.00 per occurrence with an umbrella policy of at least $5,000,000.00 combined single limit per occurrence. Tenant's insurance policy shall name Landlord as an additional insured and shall include coverage for the contractual liability of Tenant to indemnify Landlord pursuant to Paragraph 17 of this Lease.

              (b) Tenant shall obtain and maintain in force worker's compensation and employer's liability insurance to cover Tenant's liability to its employees.

                                                                   EXHIBIT 10.7



              (c) Landlord and Tenant each hereby waives subrogation on its behalf and on behalf of its insurer, to the extent subrogation on a paid claim can be legally waived prior to loss by contract between the parties, in respect of any payment made by such insurer under any liability or worker's compensation policy. Neither Landlord nor Tenant shall be liable to the other or any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, or bodily injury or personal injury, or any resulting loss of income, or losses from workers' compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees, if any such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was required to be covered by insurance pursuant to this Lease.

              (d) Each party shall use its good faith efforts to cause its general liability, automobile liability and worker's compensation policies to be endorsed by the issuing insurer waiving rights of subrogation of such insurer against the other party hereto. The failure of any insurer to issue such endorsement shall not be deemed to limit or alter the force and effect of Paragraph 16(c) of this Lease.

       17. INDEMNITY. Neither Landlord or Building Manager nor any of their respective officers, directors, employees, or agents shall be liable to Tenant, or to Tenant's agents, servants, employees, customers, licensees, or invitees for any injury to person or damage to property caused by any act, omission, or neglect of Tenant, its agents, servants, employees, customers, invitees, licensees or any other person entering the Building or upon the Property under the invitation of Tenant or arising out of the use of the Property, Building or Premises by Tenant and the conduct of its business or out of a default by Tenant in the performance of its obligations hereunder. TENANT HEREBY INDEMNIFIES AND HOLDS LANDLORD AND BUILDING MANAGER AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS ("INDEMNITEES"), HARMLESS FROM ALL LIABILITY AND CLAIMS FOR ANY PROPERTY DAMAGE, OR BODILY INJURY OR DEATH OF, OR PERSONAL INJURY TO, A PERSON IN OR ON THE PREMISES, OR AT ANY OTHER PLACE, INCLUDING THE PROPERTY OR THE BUILDING, CAUSED, IN WHOLE OR IN PART, BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF TENANT, ITS EMPLOYEES, AGENTS, SERVANTS, CUSTOMERS, INVITEES OR LICENSEES AND THIS INDEMNITY SHALL BE ENFORCEABLE TO THE FULL EXTENT WHETHER OR NOT SUCH LIABILITY AND CLAIMS ARE THE RESULT OF THE SOLE, JOINT OR CONCURRENT ACTS, NEGLIGENT OR INTENTIONAL, OR OTHERWISE, OF TENANT, OR ITS EMPLOYEES, AGENTS, SERVANTS, CUSTOMERS, INVITEES OR LICENSEES. SUCH INDEMNITY FOR THE BENEFIT OF INDEMNITEES SHALL BE ENFORCEABLE EVEN IF INDEMNITEES, OR ANY ONE OR MORE OF THEM HAVE OR HAS CAUSED OR PARTICIPATED IN CAUSING SUCH LIABILITY AND CLAIMS BY THEIR JOINT OR CONCURRENT ACTS, NEGLIGENT OR INTENTIONAL, OR OTHERWISE. Landlord will indemnify and hold Tenant harmless from and against any claims, losses, demands, liabilities, damages, and expenses (including legal fees) caused by the willful misconduct or gross negligence of Landlord, its agents, servants, and employees.

       18. HAZARDOUS MATERIALS. Tenant represents and warrants that Tenant and all of its agents, servants, employees, customers, invitees, licensees or any other persons on or adjacent to the Building for the purpose of engaging in business or providing services for the Tenant, shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or material. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building or onto the Property any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identify of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In the event that

                                                                   EXHIBIT 10.7


       Tenant receives any notice form any governmental authority with regard to biologically or chemically active or other hazardous material, or substances on, from or affecting the Building, Tenant shall promptly notify Landlord. TENANT HEREBY INDEMNIFIES AND HOLDS INDEMNITEES HARMLESS FROM ALL LIABILITY, ACTIONS, PENALTIES, LIENS AND/OR CLAIMS ARISING FROM, CAUSED BY, IN WHOLE OR IN PART, BY THE ESCAPE, DISPOSAL, RELEASE, IMPROPER USE, STORAGE, INSTALLATION OR OTHER ACTION INVOLVING ANY BIOLOGICALLY OR CHEMICALLY ACTIVE OR HAZARDOUS MATERIALS OR SUBSTANCES BY THE TENANT, ITS EMPLOYEES, AGENTS, SERVANTS, CUSTOMERS, INVITEES OR LICENSEES. THIS INDEMNITY SHALL BE ENFORCEABLE TO THE FULL EXTENT WHETHER OR NOT SUCH LIABILITY AND CLAIMS ARE THE RESULT OF THE SALE, JOINT OR CONCURRENT SETS, NEGLIGENT OR INTENTIONAL, OR OTHERWISE, OF TENANT, OR ITS EMPLOYEES, AGENTS, SERVANTS, CUSTOMERS, INVITEES OR LICENSEES. Landlord shall be responsible, at its cost, and not as an Operating Expense, to keep the Building free of all Hazardous Materials, the presence of which was caused by Landlord's willful misconduct or gross negligence, and indemnifies Tenant from all loss, liability, damage and expense arisen from the presence of Hazardous Materials, the presence of which was caused by Landlord's willful misconduct or gross negligence. Hazardous Materials shall be deemed not to include materials customarily used by office building tenants, contractors and vendors in quantities that do not violate Environmental Laws.

       19. EVIDENCE OF INSURANCE. On or before five (5) days following the date of this Lease, Tenant will cause its insurer(s) to issue and deliver to Landlord certificate(s) of insurance in the form attached hereto as EXHIBIT "F" evidencing the existence and coverage of insurance required herein.

       20. CASUALTY DAMAGE. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building (meaning more than fifty percent [50%] of the Building) shall, be required (whether or not the Premises shall have been damaged by such casualty) or in the event of any material uninsured loss to the Building (meaning more than fifty percent [50%] of the Building), Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty. If Landlord chooses to complete the repair work, but Landlord cannot reasonably be expected to substantially complete its repair work within 270 days from the date on which Landlord determines it will repair, then Tenant may, at its option, terminate this Lease by notifying Landlord in writing of such termination within ninety (90) days after the date of such casualty. If Landlord does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building, and the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Work Letter Agreement attached hereto as EXHIBIT "D" (except that Landlord shall not be responsible for delays not within the control of Landlord) to substantially the same condition in which it was immediately prior to the happening of the casualty. Notwithstanding the foregoing, Landlord's obligation to restore the Building, and the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Work Letter Agreement, shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by the Landlord as a result of the casualty and Landlord's obligation to restore shall be further limited so that Landlord shall not be required to expend for the repair and restoration of the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Work Letter Agreement, more than the dollar amount of the Allowance, if any, described in the Work Letter Agreement. When the repairs described in the preceding two sentences have been completed by Landlord, Tenant shall complete the restoration of all improvements, including furniture, fixtures and equipment, which are necessary to permit Tenant's reoccupancy of the Premises. Except as set forth above, all cost and expense of reconstructing the Premises shall be home by Tenant, and Tenant shall present Landlord with evidence satisfactory to Landlord of Tenant's ability to pay such costs prior to Landlord's commencement of repair and restoration of the Premises. Tenant shall not be entitled to receive any credit or payment with respect to any portion of the Reconstruction Allowance not actually spent upon restoration of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of rent during the time and to the extent the Premises are unfit for occupancy. If the Premises or any other portion of the Building is damaged by fire or other

                                                                   EXHIBIT 10.7


       casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees, or invitees, the rent hereunder shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

       21. DAMAGES FROM CERTAIN CAUSES. Landlord shall not be liable to Tenant for any injury to person or damage to property sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in the Premises or any other portion of the Building caused by the Premises or any other portion of the Building becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises (except where due to Landlord's willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs), nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Building or of any other persons whomsoever, including, but not limited to riot, strike, insurrection, war, court order, requisition, order of any governmental body or authority, acts of God, fire or theft except to the extent caused by Landlord's gross negligence or willful misconduct and except that Landlord shall nevertheless be obligated to perform its maintenance, repair and other obligations under this Lease.

       22. CONDEMNATION. If the whole or any substantial part of the Premises or if the Building or any portion thereof which would leave the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises or said portion of the Building shall occur. In the event this Lease is not terminated, the rent for any portion of the Premises so taken or condemned shall be abated during the unexpired term of this Lease effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant, which Tenant specifically reserves to itself provided Tenant's award does not diminish the Landlord's award. If any portion of the Premises, access thereto, parking, or roof top space shall be taken so as to render a substantial portion of the Premises unoccupiable for Tenant's business, for five consecutive business days, Tenant, at Tenant's option, may choose to abate the Basic Rent on a pro rata basis based on the percent of the Premises which are unusable after the stated five-day period.

       23.    EVENTS OF DEFAULT/REMEDIES.

              (a) DEFAULT BY TENANT. The occurrence of any one or more of the following events shall constitute a default by Tenant under this
              Lease:

                     (i) Tenant shall fail to pay to Landlord any Base Rental, Basic Costs or any other monetary charge due from Tenant hereunder as and when due and payable;

                     (ii) Tenant breaches or fails to comply with any term, provision, condition or covenant of this Lease, other than as described in Section 23(a)(i), or with any of the Exhibit H, Building Rules and Regulations now or hereafter established to govern the operation of the Building;

                     (iii) An assignment or subletting by Tenant without the prior written approval of Landlord except for an assignment or subletting to an affiliate as set forth in Section 3(b);

                                                                   EXHIBIT 10.7


                     (iv) The interest of Tenant under this Lease shall be levied on under execution or other legal process;

                     (v) Any petition in bankruptcy or other insolvency proceedings shall be filed by or against Tenant, or any petition shall be filed or other action taken to declare Tenant a bankrupt or to delay, reduce or modify Tenant's debts or obligations or to reorganize or modify Tenant's capital structure or indebtedness or to appoint a trustee, receiver or liquidator of Tenant or of any property of Tenant, or any proceeding or other action shall be commenced or taken by any governmental authority for the dissolution or liquidation of Tenant and, within thirty (30) days thereafter, Tenant fails to secure a discharge thereof;

                     (vi) Tenant shall become insolvent, or Tenant shall make an assignment for the benefit of creditors, or Tenant shall make a transfer in fraud of creditors, or a receiver or trustee shall be appointed for Tenant or any of its properties;

                     (vii) Tenant shall desert, abandon or vacate the Premises or any substantial portion thereof or fails to operate its business in the Premises for any reason other than destruction or condemnation of the Premises without giving Landlord written notice of Tenant's intention to vacate, desert or abandon at least ninety (90) days prior to the vacating, deserting or abandoning, and if Tenant otherwise fully complies with the terms of the Lease;

                     (viii) Tenant shall do or permit to be done anything which creates a lien upon the Premises or the Building; or the term 'Tenant" as used in this Section 23 shall be deemed to include any guarantor of or any other person or entity primarily or secondarily liable for, any of Tenant's obligations under this Lease.

              (b) LANDLORD'S REMEDIES. Upon the occurrence of any default by Tenant under this Lease and (1) if the event of default described in Section 23(a)(i) is not cured within five (5) days after written notice from Landlord of such default, or (2) the events described in Sections 23(a)(iii), (iv), (v), (vi), (vii), and
              (viii) are not cured within thirty (30) days after written notice from Landlord of such default, or (3) the events described in
              Section 23(a)(ii) are not cured within thirty (30) days after written notice of such failure is given to Tenant, or if such failure is not reasonably susceptible of being cured within such thirty (30) day period, Tenant shall fail to commence the curing thereof within such thirty (30) day period, or having commenced the curing thereof, Tenant shall fail to diligently pursue the curing of such default with reasonable diligence to completion, Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or in equity or by this
              Lease:

                     (i) Continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Base Rental, Basic Costs and other charges when due.

                     (ii) Terminate this Lease, and Landlord may forthwith repossess the Premises and be entitled to recover as damages a sum of money equal to the total of (1) the cost of recovering the Premises, (2) the cost of removing and storing Tenant's or any other occupant's property, (3) the unpaid Base Rental, Basic Costs and any other sums accrued hereunder at the date of termination, (4) a sum equal to the amount, if any, by which the present value of the total Base Rental, Basic Costs and other benefits which would have accrued to Landlord under this Lease for the remainder of the Lease Term, if the terms of this Lease had been fully complied with by Tenant, discounted at five percent (5%) per annum exceeds the total fair market value of the

                                                                   EXHIBIT 10.7



                            Premises for the balance of the Lease Term (it being the agreement of the parties hereto that Landlord shall receive the benefit of its bargain), (5) the cost of relating the Premises including, without limitation, the cost of restoring the Premises to the condition necessary to rent the Premises at the prevailing market rental rate, normal wear and tear expected, (6) any increase in insurance premiums caused by the vacancy of the Premises, (7) the amount of any unamortized improvements to the Premises paid for by Landlord, (8) the amount of any unamortized brokerage commission or other costs paid by Landlord in connection with the leasing of the Premises and (9) any other sum of money or damages owed by Tenant to Landlord. In the event Landlord shall elect to terminate this Lease, Landlord shall at once have all the rights of reentry upon the Premises, without becoming liable for damages, or being guilty of trespass.

                     (iii) Terminate Tenant's right of occupancy of the Premises and reenter and repossess the Premises by entry, forcible entry or detainer suit or otherwise, without demand or notice of any kind to Tenant and without terminating this Lease, without acceptance of surrender of possession of the Premises, and without becoming liable for damages or guilty of trespass, in which event Landlord may, but shall be under no obligation (except as may be required by applicable law), to relet the Premises or any part thereof for the account of Tenant (nor shall Landlord be under any obligation to relet the Premises before Landlord relets; or leases any other portion of the Building or any other property under the ownership or control of Landlord) for a period equal to or lesser or greater than the remainder of the Lease Term of the Lease on whatever terms and conditions Landlord, at Landlord's sole discretion, deems advisable. Tenant shall be liable for and shall pay to Landlord all Base Rental and Basic Costs payable by Tenant under this Lease (plus interest at the past due rate provided in Section 5(b) of this Lease if in arrears) plus an amount equal to (1) the cost of recovering possession of the Premises, (2) the cost of removing and storing any of Tenant's or any other occupant's property left on the Premises or in the Building after reentry, (3) the cost of decorations, repairs, changes, alterations and additions to the Premises and the Building, (4) the cost of any attempted reletting or reletting and the collection of the rent accruing from such reletting, (5) the cost of any brokerage fees or commissions payable by Landlord in connection with any reletting or attempted reletting, (6) any other costs incurred by Landlord in connection with any such reletting or attempted reletting, (7) the cost of any increase in insurance premiums caused by the termination of possession of the Premises, (8) the cost of any increase in insurance premiums caused by the termination of possession of the Premises, (9) the amount of any unamortized improvements to the Premises paid for by Landlord, (10) the amount of any unamortized brokerage commissions or other costs paid by Landlord in connection with the leasing of the Premises and (11) any other sum of money or damages owed by Tenant to Landlord at law, in equity or hereunder, all reduced by any sums received by Landlord through any reletting of the Premises; PROVIDED, HOWEVER, that in no event shall Tenant be entitled to any excess of sums obtained by reletting over and above Base Rental and Basic Costs provided in this Lease to be paid by Tenant to Landlord. For the purposes of such reletting Landlord is authorized to decorate or to make any repairs, changes, alterations or additions in or to the Premises that may be necessary. Landlord may file suit to recover sums falling due under the terms of this Section 23(b)(iii) from time to time, and no delivery to or recovery by Landlord of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord. No reletting shall be construed as an election on the part of Landlord to terminate this Lease unless in favor of Landlord. No reletting shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant by

                                                                   EXHIBIT 10.7


                            Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default and/or exercise its other rights under this Lease.

                     (iii) Enter upon the Premises and do whatever Tenant is obligated to do under this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease plus fifteen percent ( 15%) of such cost to cover overhead plus interest at the past due rate provided in this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action. No action taken by Landlord under this Section 23(b)(iv) shall relieve Tenant from any of its obligations under this Lease or from any consequences or liabilities arising from the failure to perform such obligations.

                     (iv) Without waiving such default, apply all or any part of the Security Deposit and/or any unapplied Prepaid Rental to cure the default or to any damages suffered as a result of the default to the extent of the amount of damages suffered. Tenant shall reimburse Landlord for the amount of such depletion of the Security Deposit and/or any Prepaid Rental on demand.

                     (v) Change all door locks and other security devices of Tenant at the Premises and/or Building, and Landlord shall not be required to provide the new key to the Tenant except during Tenant's regular business hours, and only upon the condition that Tenant has cured any and all defaults hereunder and in the case where Tenant owes Base Rental and/or Basic Costs, or any other sums under this Lease to the Landlord, reimbursed Landlord for all Base Rental and Basic Costs and other sums due Landlord hereunder. Landlord, on terms and conditions satisfactory to Landlord in its sole discretion, may upon request from Tenant's employees, enter the Premises for the purpose of retrieving therefrom personal property of such employees, provided, Landlord shall have no obligation to do so.

                     (vi) Exercise any and all other remedies available to Landlord in this Lease, at law or in equity.

       24. TENANT REMEDIES. Except to the extent specifically provided herein, Tenant shall not have the right to an abatement of rent or to terminate this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease or as a result of the breach of any promise or inducement in connection herewith, whether in this Lease or elsewhere and Tenant hereby waives such remedies of abatement of rent and termination. Tenant hereby agrees that Tenant's remedies for default hereunder or in any way arising in connection with this Lease including any breach of any promise or inducement or warranty, express or implied, shall be limited to:

              (a) A suit for direct and proximate damages provided that Tenant has given the notices as hereinafter required. Notwithstanding anything to the contrary contained in this Lease, the liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Building and the Property and Tenant agrees to look solely to Landlord's interest in, the Building and the Property for the recovery of any judgment against the Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency. Tenant hereby covenants that, prior to the filing of any suit for direct and proximate damages, it shall give Landlord and all mortgagees whom Tenant has been notified hold mortgages or deed of trust liens on the Property, Building or Premises ("LANDLORD'S MORTGAGEES") notice and reasonable time to cure any alleged default by Landlord.

                                                                   EXHIBIT 10.7


              (b) In the event Landlord fails to commence the cure of a material default of any material covenant or agreement contained in this Lease within sixty (60) days following receipt of notice specifying such alleged default from Tenant by both Landlord and Landlord's mortgagees, equitable abatement of the Base Rental and other rent due hereunder to the extent reasonably necessary to adjust for any inconvenience occasioned by Landlord's failure to theretofore commence the cure of such default.

       The rights of Tenant pursuant to this Section shall be subject to (and, if applicable, Tenant shall have the benefit of) the express provisions of this Lease, if any, providing for remedies different from, and in exclusion of, the remedies above-described. For example, the foregoing notice and grace periods shall not apply to Tenant's right to abate rent or terminate this Lease for utility interruptions. Landlord's interest in the Building and the Property shall include all insurance proceeds and condemnation awards, subject to the claims of other tenants.

       25. NO WAIVER. Failure of Landlord to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against Landlord, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by Landlord to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance of surrender of the Premises.

       26. EVENT OF BANKRUPTCY. In addition to, and in no way limiting the other remedies set forth herein Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then:

              (a) "ADEQUATE PROTECTION" of Landlord's interest in the Premises pursuant to the provisions of Section 361 and 363 (or their successor sections) of the Bankruptcy Code, 11 U.S.C. Paragraph 101, ET SEQ. (such Bankruptcy Code as amended from time to time being herein referred to as the "Bankruptcy Code"), prior to assumption and/or assignment of the Lease by Tenant shall include, but not be limited to all (or any part) of the following:

                     (i) the continued payment by Tenant of the Base Rental and all other rent due and owing hereunder and the performance of all other covenants and obligations hereunder by Tenant;

                     (ii) the hiring of security guards to protect the Premises if Tenant abandons and/or ceases operations; such obligation of Tenant only to be effective so long as Tenant remains in possession and control of the Premises to the exclusion of Landlord;

                     (iii) the furnishing of an additional/new security deposit by Tenant in the amount of three (3) times the then-current monthly Base Rental and other rent payable hereunder.

              (b) "ADEQUATE ASSURANCE OF FUTURE PERFORMANCE" by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new Security Deposit in the amount of three (3) times the then-current monthly Base Rental and monthly escrow for Basic Costs payable hereunder.

              (c) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability.

                                                                   EXHIBIT 10.7


              (d) Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of the Landlord under this Lease, whether or not expressly denominated as "rent", shall constitute "rent" for the purposes of Section 502(b)(6) of the Bankruptcy Code.

              (e) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord (including Base Rentals and other rent hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust by Tenant or Tenant's bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

              (f) If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed offer/assignment, setting forth (i) the name and address of such person or entity; (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's or entity's future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assumption and assignment, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such persons or entity, less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

              (g) To the extent permitted by law, Landlord and Tenant agree that this Lease is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of Sections 365(c) and 365(e)(2) of the Bankruptcy Code.

       27. PEACEFUL ENJOYMENT. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the rent and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Landlord's interest hereunder.

       28. SUBSTITUTION. Landlord shall be entitled to cause Tenant to relocate from suite number 250 of the Premises to a comparable space with comparable improvements (the "RELOCATION SPACE") within the Building at any time upon prior written notice to Tenant. The reasonable costs actually incurred in connection with the physical relocation of the Tenant to the Relocation Space shall be at the expense of Landlord or the third party tenant replacing Tenant in suite 250 of the Premises and all other costs, if any, involved with such relocation shall be borne by Tenant. Such a relocation shall not terminate or otherwise affect or modify this Lease except that from and after the date of such relocation, "Premises" shall refer to the rest of the Premises not affected by this Paragraph 28 and the Relocation Space into which Tenant has been moved, rather than the original Premises as herein defined and the Base Rental shall be adjusted so that immediately following such relocation the Base Rental for the Relocation Space on a per square foot of Rentable Area basis shall be the same as the Base Rental immediately prior to such relocation for suite 250 of the Premises on a per square foot of Rentable Area basis.

       29. HOLDING OVER. In the event of holding over by Tenant after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of

                                                                   EXHIBIT 10.7


       possession pursuant to Paragraph 22(b) hereof, Tenant shall, throughout the entire holdover period, pay rent equal to 1.5 times the sum of the Base Rental plus the additional rent which would have been applicable had the term of this Lease continued through the period of such holding over by Tenant. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the term of this Lease shall be construed to extend the term of this Lease or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise unless Landlord has sent written notice to Tenant that Landlord has elected to extend the term of the Lease. Tenant shall be liable to Landlord for all damage, including any consequential damage, which Landlord may suffer by reason of any holding over by Tenant and Tenant shall indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. Nothing in this Paragraph or elsewhere in this Lease shall be construed as Landlord granting Tenant permission to holdover, which permission is denied unless Landlord agrees otherwise in writing prior to the end of the Lease Term.

       30. SUBORDINATION TO MORTGAGE. This Lease and all rights and interests of Tenant hereunder are subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, or upon the Building and/or the Property, and to any renewals, modifications, refinancings and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion; provided, however, that this Lease shall not be subordinate to any mortgage, ground lease, or master lease unless Tenant receives a non-disturbance agreement in a form agreeable to Landlord and to its tender and Tenant. Landlord will use reasonable efforts to obtain a non-disturbance agreement from all existing mortgage holders. This clause shall be self-operative and no further instrument of subordination shall be required. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any first mortgage, first deed of trust or other lien now existing or hereafter placed upon the Premises, or the Building and/or the Property and Tenant agrees upon demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. Tenant further agrees upon request by the holder of any such mortgage, deed of trust or other lien, before or after the institution of any proceedings for the foreclosure of any such mortgage, deed of trust or other lien (or deed in lieu of foreclosure) to attorn to such purchaser upon any such foreclosure (or deed in lieu thereof) and to recognize such purchaser as Landlord under this Lease. The agreement of Tenant to attorn upon request in the immediately preceding sentence shall survive any foreclosure sale or deed in lieu of foreclosure. Notwithstanding the foregoing, Tenant shall have no obligation to attorn unless Tenant has previously received a non-disturbance agreement satisfactory to Landlord and its lender. In the event that Tenant should fail to execute any subordination or other agreement required by this Paragraph promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest in Landlord and is accordingly irrevocable. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

       31. ATTORNEY'S FEES. In the event either party defaults in the performance of any of the terms of this Lease and the other party employs an attorney in connection therewith, the defaulting party agrees to pay the prevailing party's reasonable attorneys' fees.

       32. NOTICE. Any notice in this Lease provided for must, unless otherwise expressly provided herein, be in writing, and may, unless otherwise in this Lease expressly provided, be given or be served by sending via a nationally recognized overnight courier service, by depositing the same in the United States mail, postage paid and certified with return receipt requested, or by prepaid telegram, when appropriate, addressed to the

                                                                   EXHIBIT 10.7


       party to be notified at the address stated in this Lease or such other address notice of which has been given to the other party or by delivering the same in person to such party or an officer or partner of such party. Notice deposited in the mail in the mariner hereinabove described shall be effective as of the date it is so deposited. Notice sent via courier shall be effective on the date deposited with the courier.

       33. SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

       34. RECORDATION. Tenant agrees not to record this Lease or any memorandum hereof.

       35. GOVERNING LAW. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Texas.

       36. FORCE MAJEURE. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord.

       37. TIME OF PERFORMANCE. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

       38. TRANSFERS BY LANDLORD. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

       39. COMMISSIONS. Landlord and Tenant hereby indemnify and hold each other harmless against an), loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease due to any action of the indemnifying party. Landlord shall pay the commissions of The Staubach Company under the terms of a separate agreement.

       40. JOINT AND SEVERAL LIABILITY. If there is more than one Tenant, or if the Tenant as such is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties.

       41. AUTHORITY. In the event Tenant is a corporation (including any form of professional association), partnership (general or limited), or other form of organization other than an individual, then each individual executing or attesting this Lease on behalf of Tenant hereby covenants, warrants and represents: (i) that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant; (ii) that this Lease is binding upon Tenant; (iii) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the State of Texas; (iv) that upon request, Tenant will provide Landlord with true and correct copies of all organizational documents of Tenant, and any amendments thereto; and (v) that the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound, If Tenant is a corporation, Tenant will, prior to the Commencement Date, deliver to Landlord a copy of a resolution of Tenant's board of directors authorizing or ratifying the execution and delivery of this Lease, which resolution will be duly certified to Landlord's satisfaction by the secretary or assistant secretary of Tenant.

                                                                   EXHIBIT 10.7


       42. FINANCIAL CONDITION OF TENANT. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant's financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements are true and correct in all material respects.

       43. EFFECT OF DELIVERY OF THIS LEASE. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant.

       44.    ENTIRE AGREEMENT. This Lease Agreement, including the following
       Exhibits:

       EXHIBIT "A"   -      [Intentionally Omitted]
       EXHIBIT "B"   -      Outline and Location of Premises
       EXHIBIT "C"   -      Payment of Excess Basic Cost
       EXHIBIT "D"   -      Work Letter Agreement
       EXHIBIT "D-1" -      Building Standard Materials
       EXHIBIT "D-2" -      Tenant Improvement Allowance
       EXHIBIT "E"   -      Parking
       EXHIBIT "F"   -      Certificate of Insurance for Tenant
       EXHIBIT "G"   -      [Intentionally Omitted]
       EXHIBIT "H"   -      Rules and Regulations
       EXHIBIT "I"   -      Renewal Option
       EXHIBIT "J"   -      Right of First Refusal
       EXHIBIT "K"   -      Roof License Agreement

       constitute the entire agreement between the parties hereto with respect to the subject matter of this Lease. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease which alone fully and completely expresses the agreement of the parties, neither party relying upon any statement or representation not embodied in this Lease.

       45. ROOF ACCESS. Tenant shall be provided access to the roof of the Building to install two communications antennae or dishes as set forth in EXHIBIT "K" - "ROOF LICENSE AGREEMENT" which is attached as part of this Lease, provided that such equipment is substantially screened and not obviously visible to the general public.

                                                                   EXHIBIT 10.7


       Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

       TENANT:                                   LANDLORD:

       OBJECTSPACE, INC., a Texas Corporation    BROOKDALE INVESTORS, L.P.
                                                 a Delaware limited partnership

                                                 By:    Brookdale Partners,
                                                        L.L.C., a Georgia
                                                        limited liability
                                                        company, its sole
                                                        general partner


       By: /s/ JOHN W. PRITCHETT          By:  /s/ FRED H. HENRITZE

       Name:    John W. Pritchett         Name:  Fred H. Henritze
       Title:   Vice President            Title: Manager
                                          Date:  9/5/97

                                                                   EXHIBIT 10.7


                                     EXHIBIT "B"
                           OUTLINE AND LOCATION OF PROPERTY


                    (Plan showing Tenant's space at Suite 600 of
                     approximately 13,053 rentable square feet)

                                                                   EXHIBIT 10.7


                                    EXHIBIT "C"
                           PAYMENT OF EXCESS BASIC COSTS

       The Base Rental payable hereunder shall be adjusted upward from time to time in accordance with the following provisions:

       1. Tenant's Base Rental is based, in part, upon an Expense Base (herein so called) equal to the actual per square foot operating expenses for the Building for calendar year 1998. Tenant shall, during the Lease Term, pay as an adjustment to Base Rental hereunder an amount (per each square foot of Rentable Area within the Premises) equal to the excess ('Excess"), if any, from time to time of actual Basic Costs per square foot per year for the Rentable Area in the Building over the Expense Base. Prior to January I of each calendar year during Tenant's occupancy or as soon thereafter as practical, Landlord shall make a good faith estimate of the Excess for each upcoming calendar year and, upon prior written notice to Tenant, may require the monthly payment of Base Rental to be adjusted in accordance with such estimate. Landlord shall have the right from time to time during any such calendar year to revise the estimate of the Excess for such year and provide Tenant with a revised statement therefor, and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. Any amounts paid based on any estimate shall be subject to adjustment pursuant to Paragraph 2 below when actual Basic Costs are available for such calendar year.

       2. As soon as is practical following the era of each calendar year during Tenant's occupancy Landlord shall famish to Tenant a statement of Landlord's actual Basic Costs for the previous calendar year. If for any calendar year additional Base Rental collected for the prior year, as a result of Landlord's estimate of Basic Costs, is in excess of the additional Base Rental actually due during such prior year, then Landlord shall refund to Tenant any overpayment (or at Landlord's option, apply such amount against rentals due or to become due hereunder). Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment.

       3. Tenant or Tenant's independent accountant, at its expense, shall have the right no more frequently than once per calendar year, following thirty (30) days prior written notice to Landlord, to audit Landlord's books and records relating to Basic Costs at Landlord's office during Normal Business Hours. Tenant shall have the right to audit the then current and the immediately preceding accounting year if not previously audited. If the audit reveals that Landlord's statement of Basic Costs was more than five percent (5%) in error, subject to Landlord's right to contest, Landlord will pay the costs of the audit up to an amount equal to the amount of Landlord's accounting error to Tenant's detriment.

       4. "BASIC COSTS" shall mean all direct and indirect costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, managing and owning the Building and the Property, including, without limitation, the following:

              (a) All labor costs for Landlord's employees (only at the level of Building manager and below as reasonably allocated on the time actually spent on the Building as opposed to other projects) performing services required or utilized in connection with the operation, repair and maintenance of and control of access to the Building and the Property, including but not limited to amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, and retirement plans and group insurance.

              (b) All management fees (not to exceed market management fees), the cost of maintaining a management office at the Building, and all fees for legal and accounting services relating to the Building and the Property.

              (c) All rental and/or purchase costs of materials, supplies, hand tools and equipment used in the operation, repair, replacement and maintenance and the control of access to the Building and the Property.

                                                                   EXHIBIT 10.7

              (d) All amounts charged to Landlord by contractors and/or suppliers for services, materials, equipment and supplies furnished in connection with the operation, repair, maintenance, replacement of and control of access to any part of the Building, the plazas, the garage, and the sidewalks adjoining the Building, if any, or the Property generally, and the heating, air conditioning, ventilating, plumbing, electrical, elevator and other systems of the Building and the garage.

              (e) All premiums paid by Landlord for fire and extended coverage insurance, earthquake and extended coverage insurance, liability and extended coverage insurance and other insurance customarily carried from time to time by lessors of comparable office buildings or required to be carried by Landlord.

              (f) Charges for all utilities including but not limited to water, sewer and electricity, but excluding those charges for which tenants are individually responsible.

              (g) Taxes, including (i) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (ii) all personal property taxes for the Building's personal property, including license expenses, (iii) all taxes imposed on services of Landlord's agents and employees, and (iv) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), but excluding income taxes and franchise taxes.

              (h) All landscape expenses and costs of repairing, resurfacing and striping of the parking areas of the Property.

              (i) Cost of all maintenance service agreements for equipment, alarm service, window cleaning, drapery or venetian blind cleaning, janitorial services, pest control, uniform supply, landscaping, and parking equipment.

              (j) Cost of all other repairs, replacements and general maintenance of the Property and Building neither specified above nor directly billed to tenants.

              (k) Amortization of all capital improvements or repairs made to the Building or parking garage subsequent to the Commencement Date which are primarily for the purpose of reducing operating expense costs but only to the extent of the reduction or otherwise improving the operating efficiency of the Building or which are required to comply with any change in the laws, rules or regulations of any governmental authority with respect only to laws becoming effective after the date hereof or which will extend the life of the Building, the cost of such items to be amortized over a period of at least five (5) years.

              (1) Operating Costs of the Exterior Common Areas. "EXTERIOR COMMON AREAS" shall mean those areas of the Property which are riot located within the Building and its immediate proximity and which are provided and maintained for the common use and benefit of Landlord and tenants of the Building generally and the employees, invitees and licensees of Landlord and such tenants, including, without limitation, sidewalks and landscapes.

Basic Costs shall not include the cost of capital improvements (except as above set forth), depreciation, interest, lease commissions, and principal payments on mortgage and other non-operating debts of Landlord. Basic Costs shall not include: (i) costs of repairs, restoration, replacement or other work occasioned by the exercise by a governmental authority of the right of eminent domain; (H) attorney's fees, costs, disbursements and other expenses incurred in connection with negotiations or disputes with tenants, prospective tenants, consultants, management agents, purchasers or mortgagees of the Building; (iii) allowances, concessions and other costs and expenses incurred in completing, renovating or otherwise improving, decorating or redecorating space for tenants, or prospective tenants, or vacant, leasable space in the Building; (iv) any cost that should be capitalized in accordance with generally accepted accounting principles except capital improvements made to (a) reduce operating expenses base in an annual amortization including interest over the estimated useful life, not to exceed the actual cost savings,

                                                                   EXHIBIT 10.7


(b) nonstructural capital improvements made by Landlord to comply with changes in laws after the date hereof, and (c) improved security for the Building, all amortized on a straight-line basis, including interest; (v) rental payments made under any ground or underlying lease or leases; (vi) costs incurred in connection with the sale, financing, refinancing, mortgaging, selling or change of ownership of the Building; (vii) costs or expenses of utilities directly metered to tenants of the Building and payable separately by such tenants and costs of additional, above-standard electrical equipment installed in premises of other tenants of the Building and costs of electricity consumed through such additional electrical equipment, whether or not such costs are payable by such other tenants; (viii) costs of repairs, restoration, replacements or other work occasioned by the gross negligence or intentional tort of Landlord, or any representative, employee, agent or affiliate of Landlord; (ix) costs of repairing, replacing or otherwise correcting defects in construction of the Building other than repairs or maintenance as required in Paragraph 7 hereof, the Tenant Improvements, the leasehold improvements of other tenants of the Building, or in the Building equipment; (x) costs incurred to correct violations by Landlord of any law, rule, order or regulation which was in effect as of the date hereof, (xi) costs of Landlord's general corporate overhead and general administrative expense, organizational fees, and partnership expenses; (xii) costs of restoration or repair paid by insurance, condemnation, third parties or tenants (including deductible amounts to paid); and (xiii) costs which would be included in Basic Costs which are paid to any affiliate of Landlord to the extent such costs exceed market rates for such services. If Landlord should receive more than one hundred percent 100%) of Basic Costs, Landlord shall pay Tenant (in the form of a credit against Rent next due or, upon expiration of this Lease, in the form of Landlord's check) Tenant's shares of such excess. Basic Costs will be calculated in years subsequent to 1997 in a manner substantially consistent with the calculations made in 1997, including the application of the gross-up provision.

5. Notwithstanding any language in the Lease seemingly to the contrary, if the Building is not fully occupied or is receiving less than fully occupied Building services during any calendar year of the Lease Term, actual Basic Costs and the Excess for purposes of this Exhibit "C" shall be determined as if the Building had been fully occupied and receiving full Building services during such year. Only Basic Costs that vary with occupancy shall be grossed up as described above. Basic Costs that do not vary with occupancy, such' as taxes, insurance, repairs and maintenance shall not be grossed up.

                                                                   EXHIBIT 10.7


                                    EXHIBIT "D"
                               WORK LETTER AGREEMENT

       This Work Letter Agreement supplements and is hereby incorporated in that certain lease (hereinafter referred to as the "Lease") dated and executed concurrently herewith by and between Brookdale Investors, L.P. (hereinafter referred to as "Landlord") and ObjectSpace, Inc., a Texas Corporation (hereinafter referred to as "Tenant") with the terms defined in the Lease to have the same definition where used herein.

       1. The Premises are leased to Tenant in their "AS IS" condition and this Work Letter Agreement is intended to set forth the obligations of Landlord and Tenant with respect to the preparation of the Premises for Tenant's occupancy. All improvements described in this Work Letter Agreement to be constructed in and upon the Premises are hereinafter referred to as the "Tenant Improvements." It is agreed that construction of the Tenant Improvements will be completed in accordance with the procedures set forth in this Work Letter Agreement.

       2. Tenant shall devote such time in consultation with Landlord or Landlord's agent as may be required to provide all necessary information to Landlord or Landlord's agent as Landlord deems necessary in order to enable Landlord to complete, and obtain Tenant's written approval of, the final layout, drawings, and plans for the Premises. All of Tenant's plans and specifications shall be subject to Landlord's consent, the granting or denial of which shall be in Landlord's sole discretion.

       3. Space planning and construction drawings, and when deemed necessary by Landlord, engineering drawings, shall be prepared by Landlord's architect. Unless otherwise provided in EXHIBIT "D-2", Tenant shall pay for space planning services, for Landlord's standard construction and engineering drawings covering Landlord's Building Standard materials as defined in EXHIBIT "D-1", and for any nonstandard construction and engineering drawings, or any additional costs for drawings occasioned by special installation other than Building Standard. Tenant may pay for such services out of the Allowance, if any, provided in EXHIBIT "D-2". Tenant shall furthermore be responsible for the design, function and maintenance of all special improvements, whether installed by Landlord at Tenant's request or installed by Tenant with Landlord's prior written approval. Tenant shall use the Building Standard materials unless other materials are expressly approved in writing by Landlord.

       4. Prior to commencing any construction of Tenant Improvements, Landlord shall submit to Tenant a written estimate setting forth the anticipated cost of the Tenant Improvements (excluding any costs which may be specified herein or in EXHIBIT "D-2", as being borne by Landlord), including but not limited to labor and materials, contractor's fees (Landlord's construction management fees), permit fees, and space planning, construction, and engineering drawing costs which are the responsibility of Tenant. Within five (5) Business Days Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto and desired changes to the proposed Tenant Improvements. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach acceptable plans and cost estimate; provided, however, if Tenant fails to give written approval of a cost estimate within ten (10) Business Days following delivery to Tenant of the original cost estimate.

       5. In the event Landlord's estimate and/or the actual cost of construction shall exceed the Allowance, (as defined in EXHIBIT "D-2" attached hereto), if any (such amounts exceeding the Allowance being herein referred to as the "Excess Costs"), Tenant shall pay to Landlord such Excess Costs as follows:

              (a) Tenant shall deliver to Landlord, with its approval of the Landlord's estimate, and in any event prior to commencement of construction, an amount equal to fifty percent (50%) of the Excess Costs as then estimated by Landlord.

              (b) After substantial completion of the Tenant Improvements, Tenant shall pay to Landlord on demand an amount which when added to the initial payment described in subparagraph (a) above equals ninety percent (90%) of the Excess Costs as then estimated by Landlord.

                                                                   EXHIBIT 10.7


              (c) As soon as the final accounting can be prepared and submitted to Tenant, Tenant shall pay on demand to Landlord the entire balance of the Excess Costs based upon the actual cost of construction.

       The statements of costs submitted to Landlord by Landlord's contractors shall be conclusive for purposes of determining the actual cost of the items described therein. The amounts payable hereunder constitute other rent payable pursuant to the Lease, and the failure to timely pay same constitutes an event of default under the Lease.

       6. If Tenant shall request any change, addition or alteration in the working drawings, after approval by Landlord and Tenant, Landlord shall have such working drawings prepared, and Tenant shall promptly reimburse Landlord for the cost thereof. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the cost which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant shall, within three (3) Business Days, notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested change, addition or alteration, or Landlord may elect to discontinue work on the Premises. In the event such revisions result in a higher estimate of the cost of construction, Tenant shall pay to Landlord an amount sufficient to provide Landlord with the above described fifty percent (50%) (or if applicable ninety percent (90%)) payment toward Excess Costs.

       7. Following approval of the plans and the payment by Tenant of the required portion of the Excess Costs, if any, Landlord shall cause the Tenant Improvements to be constructed in accordance with the approved plans. Unless otherwise specifically provided in the approved plans, all material used in the construction of the Tenant's Improvements shall be of such quality as determined by the Landlord's architect. Landlord shall notify Tenant of substantial completion of the Tenant Improvements.

       8. Any other language in this Exhibit D notwithstanding, the Tenant Improvements shall be constructed by one of the general contractors previously approved by Landlord. A minimum of three bids to construct the Tenant Improvements will be received. Landlord shall select the general contractor to perform the work and will enter directly into a contract with that contractor for the Tenant Improvements.

       9. Tenant shall have the option to utilize any items currently in place in the Premises, including but not limited to doors, lights and glass, at no additional cost to Tenant. The Allowance shall not apply to these items.

                                                                   EXHIBIT 10.7


                                   EXHIBIT "D-1"

The Building Standard (herein so called) materials are the following:

   <
A.     FLOORING:              Grade and quality of carpeting to be selected by
                              Landlord, with color to be selected by Tenant from
                              those offered by Landlord.

B.     WINDOW COVERING:       Miniblinds in Landlord's uniform color.

C.     CEILING:               Acoustical tiles - Grid system.

D.     PARTITIONS:            Sheetrock partitions with tape, bed, texture and
                              paint finish.

E.     DOORS:                 Full height, solid core door with metal frame and
                              hardware.

F.     ELECTRICAL POWER:      Standard 110 volt duplex wall-outlets: mounted
                              convenience outlets.

G.     LIGHT SWITCHES:        Single pole light switches.

H.     TELEPHONE FACILITIES:  Standard unwired telephone outlets (ring and string) mounted on partitions. Tenant must make timely arrangements for telephone installation and is responsible for all charges related to such installation.

I.     LIGHT FIXTURES:        Recessed fluorescent lighting fixtures.

                                                                   EXHIBIT 10.7


                                    EXHIBIT "D-2"

Landlord agrees to provide Tenant an allowance (the "Allowance") of'$5.00 per square foot of Rentable Area in the Premises (which is deemed by Landlord and Tenant to be 13,053 square feet), being the total sum of $62,265.00 toward the cost of Tenant Improvements, which Tenant Improvements shall include (i) fees totaling no more than five percent (5%) of the total cost of Tenant Improvements for construction management, (ii) design and engineering fees regarding the Premises; (iii) the cost of monument signage as set forth elsewhere in this Lease; (iv) HVAC design and balancing and (v) the cost of telephone, data and computer cabling. Tenant shall not be entitled to any credit for any amount not applied to the cost of the Tenant Improvements. In the event the Allowance shall not be sufficient to complete the improvements contemplated by the approved plans, Tenant shall pay the Excess Costs as prescribed in Exhibit "D".

                                                                   EXHIBIT 10.7


                                     EXHIBIT "E"
                                  PARKING AGREEMENT

1. During the herein defined Lease Term, Tenant shall be allotted up to three (3) standard, covered parking spaces on or about the Garage and Building site for every 1,000 square feet of Rentable Area of the Premises then under lease to Tenant, at no charge to Tenant. On the Commencement Date Tenant shall be entitled to use up to thirty-nine (39) of such parking spaces. No deductions or allowances will be made for days an individual does not use the parking facilities.

2. In the event said agreement is canceled, Tenant shall insure that the automobile owner removes said automobile from the premises promptly upon demand. Otherwise Landlord shall remove said automobile without assumption of any liability whatsoever.

3. Landlord shall not be responsible for any loss, theft or damage to any vehicles or any articles left in any vehicle while in or being driven to or from the Garage however caused unless due to gross negligence of Landlord, its agents, servants or employees.

4. Landlord may designate the area in the Garage within which each vehicle may be parked and may make, modify and enforce reasonable rules and regulations relating to the parking of vehicles in the Garage, and Tenant agrees to abide by such rules and regulations.

                                                                   EXHIBIT 10.7


                                     EXHIBIT "F"
                         CERTIFICATE OF INSURANCE FOR TENANT

                                                                   EXHIBIT 10.7



                                     EXHIBIT "H"
                            BUILDING RULES AND REGULATIONS

       The following rules and regulations shall apply, where applicable, to all leased premises, the Building, the parking garage associated therewith, the land situated beneath the Building and the appurtenances thereto:

       1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by any Tenant for any purpose other than ingress and egress to and from the leased premises and for going from one to another part of the Building.

       2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by a Tenant or such Tenants agents, employees or invitees, shall be paid by such Tenant, and Landlord shall not in any case be responsible therefor.

       3. Except as otherwise provided in the Lease, no signs, advertisements or notices shall be painted or affixed on or to any windows, doors or other parts of such Building except those of such color, size, style and in such places as shall be first approved in writing by Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building except by the Building maintenance personnel nor shall any part of the Building be defaced by Tenants. No curtains or other window treatments shall be placed between the glass and the Building standard window treatment.

       4. Landlord will provide and maintain an alphabetical directory board for all Tenants in the first floor (main lobby) of the Building and no other directory shall be permitted unless previously consented to by Landlord in writing.

       5. Landlord shall provide all locks for doors in each Tenant's leased premises, at the cost of such Tenant, and no Tenant shall place any additional lock or locks on any door in its leased area without Landlord's prior written consent. A reasonable number of keys to the locks on the doors in each Tenant's leased premises shall be furnished by Landlord to each Tenant, at the cost of such Tenant, and the Tenant shall not have any duplicate keys made.

       6. All Tenants will refer all contractors, contractors representatives and installation technicians to Landlord for Landlord's supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building including, but not limited to installations of telephones, telegraph equipment, electrical devices and attachments, doors, entranceways, and any and all installations of every nature affecting floors, walls, woodwork, trim windows, ceilings, equipment and any other physical portion of the Building.

       7. Movement in or out of the Building of furniture, office equipment, safes, heavy equipment, bulky material, merchandise or materials which require the use of elevators or stairways, or movements through the Building entrances or lobby shall be restricted to such hours as Landlord shall designate. All such movement shall be under the supervision of Landlord and shall proceed in a manner agreed upon between the Tenants and Landlord by prearrangement before performance so as to arrive at the optimum time, method and routing of such movement; subject, however, to Landlord's decision and control, to prohibit any such article from being brought into the Building for safety or other concerns. The Tenants are to assume all risks as to the damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for a Tenant from the time of entering the property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from, any act in connection with such service performed for a Tenant.

                                                                   EXHIBIT 10.7



       8. Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment or items which shall in all cases, to distribute weight, stand on supporting devices approved by Landlord. All damages done to the Building by the installation or removal of any property of a Tenant, or done by a Tenant's property while in the Building, shall be repaired at the expense of such Tenant.

       9.     Corridor doors, when not in use, shall be kept closed.

       10. Each Tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean Tenants shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways.

       11. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons appointed or approved by Landlord in writing.

       12. Should a Tenant require telegraphic, telephonic, annunciator or other communication service, Landlord will direct the electrician where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall direct. Electric current shall not be used for power or heating without Landlord's prior written permission.

       13. Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other Tenants or persons having business with them.

       14. No birds or animals shall be brought into or kept in, on or about any Tenant's leased premises.

       15. No inflammable or explosive fluid or substance shall be used or kept in the Building.

       16. No portion of any Tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

       17. Landlord reserves the right to rescind any of the rules and regulations and to make such other and further rules and regulations as in its judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the Tenants and their agents, employees, licensees and invitees, which rules and regulations, when made and written notice thereof is given to a Tenant, shall be binding upon it in like mariner as if originally herein prescribed. Landlord shall apply these rules fairly to all tenants in the Building.

                                                                   EXHIBIT 10.7



                                    EXHIBIT "I"
                                   RENEWAL OPTION

       Provided that no event of default has ever occurred more than one time in any consecutive twelve-month period under any term or provision contained in this Lease and no condition exists which with the passage of time or the giving of notice or both would constitute an event of default pursuant to this Lease and provided that Tenant has continuously occupied the Premises for the Permitted Use during the Lease Term, Tenant (but not any assignee or subtenant) shall have the right and option (the "RENEWAL OPTION") to renew this Lease, by written notice delivered to Landlord no later than twelve (12) months prior to the expiration of the initial Lease Term, for an additional term (the "RENEWAL TERM") of sixty (60) months under the same terms, conditions and covenants contained in the Lease, except that (a) no abatements or other concessions, if any, applicable to the initial Lease Term shall apply to the Renewal Term, (b) the Base Rental shall be equal to the market rate for comparable office space located in buildings comparable to the Building within a two (2) mile radius of the Building as of the end of the initial Lease Term as reasonably determined by Landlord, (c) Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term; and (d) all leasehold improvements within the Premises shall be provided in their then existing condition (on an "as is" basis) at the time the Renewal Term commences. Failure by Tenant to notify Landlord in writing of Tenant's election to exercise the Renewal Option herein granted within the time limits set forth for such exercise shall constitute a waiver of such Renewal Option. In the event Tenant elects to exercise the Renewal Option as set forth above, Landlord shall, within thirty (30) days thereafter, notify Tenant in writing of the proposed rental for the Renewal Term (the "PROPOSED RENEWAL RENTAL"). Tenant shall within thirty (30) days following delivery of the Proposed Renewal Rental by Landlord notify Landlord in writing of the acceptance or rejection of the Proposed Renewal Rental. If Tenant accepts Landlord's proposal, then the Proposed Renewal Rental shall be the rental rate in effect during the Renewal Term. Failure of Tenant to respond in writing during the aforementioned thirty (30) day period shall be deemed an acceptance by Tenant of the Proposed Renewal Rental. Should Tenant reject Landlord's Proposed Renewal Rental during such thirty (30) day period, then Landlord and Tenant shall negotiate during the thirty (30) day period commencing upon Tenant's rejection of Landlord's Proposed Renewal Rental to determine the rental for the Renewal Term. In the event Landlord and Tenant are unable to agree to a rental for the Renewal Term during said thirty (30) day period, then the Renewal Option shall terminate and be null and void and the Lease shall, pursuant to its terms and provisions, terminate at the end of the original Lease Term.

       Upon exercise of the Renewal Option by Tenant and subject to the conditions set forth hereinabove, the Lease shall be extended for the period of such Renewal Term without the necessity of the execution of any further instrument or document, although if requested by either party, Landlord and Tenant shall enter into a written agreement modifying and supplementing the Lease in accordance with the provisions hereof. Any termination of the Lease during the initial Lease Term shall terminate all renewal rights hereunder. The renewal rights of Tenant hereunder shall not be severable from the Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment of the Lease. Landlord's consent to any assignment of the Lease shall not be construed as allowing an assignment of such rights to any assignee.

                                                                   EXHIBIT 10.7



                                     EXHIBIT "J"
                                RIGHT OF FIRST REFUSAL

       Provided that no event of default has ever occurred more than one time in any consecutive twelve-month period, under any term or provision contained in this Lease and no condition exists which with the passage of time or the giving of notice or both would constitute an event of default pursuant to this Lease and provided that Tenant has continuously occupied the Premises for the Permitted Use during the Lease Term, Tenant (but not any assignee or subtenant) shall have the right, subject to the terms and conditions set forth below, to lease (i) the remainder of the sixth floor of the Building which Tenant is not leasing under this Lease, and (ii) Suite 395 in the Building which suite Landlord and Tenant agree contains 3,638 rentable square feet (the "RIGHT OF FIRST REFUSAL SPACE") before it is leased to any third party.

       In the event any third party expresses interest in leasing all or any portion of the Right of First Refusal Space during the Lease Term ("THIRD PARTY INTEREST"), Landlord shall offer the entire Right of First Refusal Space to Tenant upon the same terms, covenants and conditions as provided in the Lease for the original Premises, except that (i) the rent for the Right of First Refusal Space shall be the then prevailing market rate, as determined by Landlord, for comparable office space located in the Building; (ii) Tenant shall accept the Right of First Refusal Space "As Is"; and (iii) Tenant shall have no further rights with respect to the Right of First Refusal Space. If Tenant notifies Landlord in writing of the acceptance of such offer within five (5) days after Landlord has delivered such offer to Tenant, Landlord and Tenant shall enter into a written agreement modifying and supplementing the Lease and specifying that such Right of First Refusal Space accepted by Tenant is a part of the Premises demised pursuant to the Lease for the remainder of the Lease Term and any renewal thereof, if applicable and containing other appropriate terms and conditions relating to the addition of the Right of First Refusal Space to this Lease (including specifically any increase or adjustment of the rent as a result of such addition). In the event that Tenant does not notify Landlord in writing of its acceptance of such offer in such five (5) day period, then Tenant's rights under this paragraph with respect to the Right of First Refusal Space shall terminate and Landlord shall thereafter be able to lease the Right of First Refusal Space or any portion thereof to any third party. Should Tenant's rights regarding the Right of First Refusal terminate under this paragraph and Landlord is thereafter unsuccessful in leasing all the Right of First Refusal Space to a third party, Landlord shall not be obligated to offer the Right of First Refusal Space to Tenant for six (6) months after the date Tenant's rights were so terminated. Any termination of the Lease shall terminate all rights of Tenant with respect to the Right of First Refusal Space. The rights of Tenant with respect to the Right of First Refusal Space shall not be severable from the Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment of the Lease. Landlord's consent to any assignment of the Lease shall not be construed as allowing an assignment or a conveyance of such rights to any assignee. Nothing herein contained should be construed so as to limit or abridge Landlord's ability to deal with the Right of First Refusal Space or to lease the Right of First Refusal Space to other tenants, Landlord's sole obligation being to offer, and if such offer is accepted, to deliver the Right of First Refusal Space to Tenant in accordance with this provision. The right of first refusal granted here is subject to prior rights, of other tenants existing in the Building, which include prior rights of first refusal and/or renewal rights. This right of refusal is a continuing right of refusal and shall apply to any releasing of any space even if Tenant previously had elected not to lease space pursuant to a previous right of refusal.

       The Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from any delay in delivering possession of the Right of First Refusal Space to Tenant, but abatement of the Base Rental attributable to the Right of First Refusal Space from the date of Tenant's acceptance of Landlord's offer with respect to the Right of First Refusal Space to the date of actual delivery of the Right of First Refusal Space shall constitute full settlement of all claims that Tenant might have against Landlord by reason of the Right of First Refusal Space not being delivered upon the date of Tenant's acceptance of Landlord's offer.

                                                                   EXHIBIT 10.7



                                    EXHIBIT "K"
                               ROOF LICENSE AGREEMENT

THIS ROOF LICENSE AGREEMENT made as of this 5TH day of SEPTEMBER, 1997, between Brookdale Investors, L.P. ('Licensor") and ObjectSpace, Inc., a Texas Corporation ("Licensee"), having an address at 14881 Quorum Drive, Suite 600, Dallas, Texas 75240.

                                     WITNESSETH

Licensor or its predecessor in interest, and Licensee or its predecessor in interest, have heretofore entered into that certain lease dated SEPTEMBER 5, 1997, for premises described as Suite 600, initially containing approximately 13,053 rentable square feet (the "Lease") in the property (the "Property") known as The Belvedere, located at 14881 Quorum Drive, Dallas, Dallas County, Texas, 75240 which lease has been amended by instruments dated: None

       C. BASIC TERMS. The following terms shall have the following meanings throughout this Agreement.

              1.     Property Name:     The Belvedere
              2.     Properly Address:  14881 Quorum Drive, Dallas, Texas 75240
              3.     Roof Premises:     The space at (the Properly comprising a
              portion of the roof area of the Property shown on the drawing attached hereto as Exhibit A ("Roof Premises") and which Licensor reserves the right to reasonably revise or relocate at any time as long as there is no unreasonable interference with Tenant's use of the Roof Premises.
              4. Term: Commencing FEBRUARY 13, 1998 and ending on MARCH 21, 2003, still subject to amendment, or earlier termination by agreement of the parties.
              5. Type of Activity and Purpose: Location for Licensee's two communications dishes or ANTENNA WHICH SHALL BE INSTALLED IN A LOCATION DESIGNATED BY LICENSOR AND THE CABLE FROM SUCH DISH OR COMMUNICATIONS EQUIPMENT SHALL ENTER THE BUILDING AT THE POINT DESIGNATED BY LICENSOR.

       D. LICENSE. Licensor hereby licenses to Licensee, on a non-exclusive basis, the use of the Roof Premises for the Term set forth above, unless terminated sooner in accordance herewith, subject to the terms and conditions hereof.

       E. TERMS AND CONDITIONS. In consideration of the license granted to Licensee herein, Licensee agrees to the following:

1. PURPOSE. Licensee shall use the Roof Premises only for the Type of Activity and Purpose set forth above and for no other purpose.

2. INSURANCE. Licensee shall ensure that the insurance provisions of the above described Lease, by and between Brookdale Investors, L.P. ("Landlord") and ObjectSpace, Inc., a Texas Corporation ("Tenant"), are extended to the Roof Premises described in this License Agreement,

3. LANDLORD'S APPROVAL. The license granted hereby is specifically conditioned on Licensee securing from Licensor Licensor's prior written approval of Licensee's proposed installation procedures, the location, size and frequencies of Licensee's communications dishes, antennae and equipment. Further, Licensee shall have access to the Roof Premises only (i) during normal business hours (ii) after at least one hour's notice to Licensor and (iii) being accompanied by Licensor onto the Roof Premises.

4. WAIVER OF CLAIMS AND INDEMNITY. To the extent not prohibited by law, Licensee shall indemnify, defend and save harmless Licensor and its partners, beneficiaries, trustees, officers, directors, employees and agents, from and against any and all liability, claims, damages, costs and expenses, including without limitation, attorney's fees, resulting from) or in connection with Licensee's use and occupancy of the Roof Premises unless caused by (the

                                                                   EXHIBIT 10.7



gross negligence or willful misconduct of Licensor or Licensor's agents. To the extent not prohibited by law, Licensee waives all claims against Licensor and its partners, beneficiaries, trustees, officers, directors, employees and agents for injury to persons, damage to property or to any other interests of Licensee sustained by Licensee or any person claiming through Licensee resulting from any occurrence in or upon the Roof Premises or the Property. Without limitation, all of Licensee's personal property which may at any time be at the Roof Premises shall be at Licensee's sole risk unless damage to said personal property of Licensee is caused by the gross negligence or willful misconduct of Licensor or its agents.

5. COSTS OF LITIGATION. If Licensor or its agents shall without fault on their part be made a party to any litigation rising out of any act or omission of Licensee, Licensee shall pay all cost and expenses, including attorney's fees, incurred by said parties on account of said obligation. In the event of any litigation between parties of this Agreement, the prevailing party shall be entitled to recover from the unsuccessful party its reasonable attorney's fees and costs as part of the judgment.

6. RELOCATION, POSTPONEMENT AND EARLY TERMINATION. The location of the communications dishes or communications equipment on the Roof Premises shall be shown on the plans submitted to Licensor for its approval. In the event that Licensee desires to move the communications dishes or communications equipment to a different place on the Roof Premises, then new plans showing such new locations must be submitted to Licensor for its approval. Licensee must give Licensor at least ten (10) days notice of relocation. All costs of such relocation shall be borne by Licensee. Licensor may terminate the License granted herein upon a violation by Licensee of any provision hereof or of the Lease.

7. REMOVAL OF PROPERTY; HOLDING OVER. Prior to the end of the Term of this license, Licensee shall remove all of its communications dishes and communications equipment from the Roof Premises and shall leave the Roof Premises in a clean condition and in as good or better condition as when Licensee took possession of the Roof Premises, making any necessary repairs to the roof or the building. For each day or part of a day after the end of the Term that Licensee shall have failed to do the foregoing, Licensee shall pay the Licensor Two Hundred Dollars ($200.00). If Licensee fails to remove its communications dishes and communications equipment by the end of the Term, Licensor may take possession of said communications dishes and communications equipment and dispose of said communications dishes and communications equipment in such lawful manner as it shall determine.

8. ASSIGNMENT. This Agreement is personal to Licensee. Licensee shall not assign, sublicense or in any other manner transfer or encumber this Agreement or Licensee's rights hereunder, by operation of law or otherwise, except under the same terms and conditions as Tenant may transfer all the Premises under the Lease.

9. INSPECTION. Licensor reserves the right to inspect the Roof Premises at any time, and to enter the same for any other reasonable cause, including without limitation, the making of repairs to the Building or grounds.

10. OPERATION. Licensee shall operate, maintain and repair the Roof Premises, and any communications equipment affixed thereto, for the activity and purpose described above during normal business hours, unless Licensor shall agree otherwise in writing; provided, however, that Licensee may operate any of Licensee's equipment on the Roof Premises twenty-four hours a day, seven days a week. If Licensee shall fail to maintain and repair the Roof Premises as set forth herein, Landlord may declare Tenant in default under the Lease after complying with the notice provisions of Section 23 (a)(ii) of the Lease (without limiting Licensor's remedies for other breaches of this Agreement).

11. RULES. Licensee shall comply with each of the rules set forth on Exhibit 'D" of the Lease which are incorporated herein by reference and made a part hereof for all purposes. Licensee shall also comply with any additional rules or modifications of the rules that Licensor reasonably may promulgate and notify Licensee after the date hereof.

12. COMPLIANCE WITH LAWS. Licensee shall at Licensee's sole cost and expense install, operate, maintain and remove the communications dishes and communications equipment in accordance with all governmental laws,

                                                                   EXHIBIT 10.7



rules, regulations, codes and ordinances and shall obtain all FCC, FAA and other governmental licenses, permits and approvals required to install, operate, maintain and remove the communications dishes and communications equipment.

13. COST OF POWER. Any power requirements shall beat the sole cost of Licensee.

14. CROSS-DEFAULT- Any default by Licensee under this Agreement shall be deemed a default under the Lease and any default by Licensee under the Lease shall be a default under this Agreement. On either form of default, the provisions of Paragraph 23 of the Lease shall apply.